EXHIBIT 1.3

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

This First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Navios Maritime Midstream Partners L.P., a Marshall Islands limited partnership (the “Partnership”), is made by and among each and all of the undersigned persons:

The Second Amended and Restated Agreement of Limited Partnership, dated as of November 18, 2014, is hereby amended by striking therefrom Clause 7.2(a) in its entirety and by adding a new Clause 7.2(a) to read in full as follows:

7.2 (a) Upon the Closing Date, the Board of Directors shall consist of seven individuals, all of whom shall be Appointed Directors. Following the first annual meeting of Unitholders after the Closing Date, the Board of Directors shall consist of seven individuals, three of which are Appointed Directors and four of which are Elected Directors. The Elected Directors shall be divided into three classes: Class I, comprising one Elected Director, Class II, comprising two Elected Directors, and Class III, comprising one Elected Director. The vacancy among the Appointed Directors shall be filled as if an Appointed Director had resigned, in accordance with Section 7.6. The successors of the initial members of the Board of Directors shall be appointed or elected, as the case may be, as follows:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Second Amended and Restated Agreement of Limited Partnership (which may be executed in counterparts and via facsimile) as of the 9th day of March, 2015.

GENERAL PARTNER:

Navios Maritime Midstream GP LLC,

By	Navios Maritime Acquisition Corporation
Sole Member

By:	/s/ Vasiliki Papaefthymiou
Name:	Vasiliki Papaefthymiou
Title:	Secretary/Director

ORGANIZATIONAL LIMITED PARTNER:

Navios Maritime Acquisition Corporation,

By:	/s/ Vasiliki Papaefthymiou
Name:	Vasiliki Papaefthymiou
Title:	Secretary/Director

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Board of Directors.

By:	/s/ Angeliki Frangou
Angeliki Frangou, Chairman of the Board of Directors of Navios Maritime Midstream Partners L.P., as attorney-in-fact for all Limited Partners pursuant to the Power of Attorney granted under Section 2.6

[Signature Page to Navios Maritime Midstream Partners L.P. Amendment to Second Amended and Restated LPA]